UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20459

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

The Royal Bank of Scotland Group plc (Exact name of registrant as specified in its charter)

United Kingdom (State of incorporation or organization)	None (I.R.S. Employer Identification No.)

RBS Gogarburn PO Box 1000 Edinburgh EH12 1HQ United Kingdom (Address of principal executive offices)

Title of each class to be so registered	Name of each exchange on which each class is to be registered
1.875% Senior Notes due 2017	New York Stock Exchange
Floating Rate Notes due 2017
____________________________

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. : ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-184147

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

The Registrant has filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 a prospectus supplement dated March 27, 2014 (the “Prospectus Supplement”) to a Prospectus dated September 28, 2012 (the “Prospectus”) relating to the securities to be registered hereunder included in the Registrant’s automatic shelf Registration Statement on Form F-3 (File No. 333-184147), which became automatically effective on September 28, 2012.  The Registrant incorporates by reference the Prospectus and the Prospectus Supplement to the extent set forth below.

Item 1.  Description of Registrant’s Securities to be Registered

The information required by this item is incorporated herein by reference to the information contained in the sections captioned “Description of Debt Securities” on pages 2 through 16 of the Prospectus, and “Description of the Senior Notes” on pages S-13 through S-18 and “U.K. and U.S. Federal Tax Consequences”, on pages S-19 through S-21 of the Prospectus Supplement.

Item 2.  Exhibits

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, the following exhibits are being filed with the Commission in connection with this Registration Statement.

4.1
Amended and Restated Indenture between The Royal Bank of Scotland Group plc, as issuer and The Bank of New York Mellon, as trustee, dated as of September 13, 2011 (incorporated herein by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 6-K (File No. 001-10306) filed with the Commission on September 14, 2011).

4.2
First Supplemental Indenture between The Royal Bank of Scotland Group plc, as issuer, and The Bank of New York Mellon, as trustee, dated as of April 1, 2014 (incorporated herein by reference to Exhibit 4.2 of the Registrant’s Current Report on Form 6-K (File No. 001-10306) filed with the Commission on April 1, 2014).

4.3
Form of Global Note for the 1.875% Senior Notes due 2017 (incorporated herein by reference to Exhibit 4.3 of the Registrant’s Current Report on Form 6-K (File No. 001-10306) filed with the Commission on April 1, 2014).

4.4
Form of Global Note for the Floating Rate Notes due 2017 (incorporated herein by reference to Exhibit 4.4 of the Registrant’s Current Report on Form 6-K (File No. 001-10306) filed with the Commission on April 1, 2014).

99.1
Prospectus and the Prospectus Supplement (incorporated herein to the extent provided above by reference to the Registrant’s filings under Rule 424(b) filed with the Commission on September 28, 2012 and March 27, 2014, respectively).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned, thereunto duly authorized.

The Royal Bank of Scotland Group plc
(Registrant)

Date: April 1, 2014	By:	/s/ Alan Ewing Mills
	Name:	Alan Ewing Mills
	Title:	Assistant Secretary, Authorised Signatory

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
4.1
Amended and Restated Indenture between The Royal Bank of Scotland Group plc, as issuer and The Bank of New York Mellon, as trustee, dated as of September 13, 2011 (incorporated herein by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 6-K (File No. 001-10306) filed with the Commission on September 14, 2011).

4.2
First Supplemental Indenture between The Royal Bank of Scotland Group plc, as issuer, and The Bank of New York Mellon, as trustee, dated as of April 1, 2014 (incorporated herein by reference to Exhibit 4.2 of the Registrant’s Current Report on Form 6-K (File No. 001-10306) filed with the Commission on April 1, 2014).

4.3
Form of Global Note for the 1.875% Senior Notes due 2017 (incorporated herein by reference to Exhibit 4.3 of the Registrant’s Current Report on Form 6-K (File No. 001-10306) filed with the Commission on April 1, 2014).

4.4
Form of Global Note for the Floating Rate Notes due 2017 (incorporated herein by reference to Exhibit 4.4 of the Registrant’s Current Report on Form 6-K (File No. 001-10306) filed with the Commission on April 1, 2014).

99.1
Prospectus and the Prospectus Supplement (incorporated herein to the extent provided above by reference to the Registrant’s filings under Rule 424(b) filed with the Commission on September 28, 2012 and March 27, 2014, respectively).